Exhibit 10.1

FORM OF COMPANY SUPPORT AGREEMENT

This Company Support Agreement (this “Agreement”) is made as of October 31, 2026, by and among Brains Bioceutical Corp., a company incorporated under the laws of British Columbia (the “Company”), Brains Therapeutics Corp., a company incorporated under the laws of British Columbia (“PubCo”), Armada Acquisition Corp. III, a Cayman Islands exempted company (“SPAC”), and the undersigned shareholders of the Company (each a “Voting Party”, and collectively, the “Voting Parties”).

Capitalized terms used herein that are not defined herein have the respective meanings set forth in that certain Business Combination Agreement of even date herewith by and among SPAC, Armada Sponsor III, LLC, a Delaware limited liability company, the Company and PubCo (the “Business Combination Agreement”).

WHEREAS, pursuant to the Business Combination Agreement, on the day which is one (1) Business Day prior to the Closing Date, Cayman Merger Sub will merge with and into SPAC with SPAC as the surviving entity pursuant to a plan of merger under the laws of the Cayman Islands (the “Cayman Merger”), and in connection therewith SPAC will become a wholly owned subsidiary of PubCo;

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, after the consummation of the Transaction Financing, Can Merger Sub and the Company will amalgamate in accordance with the terms of the Plan of Arrangement (the “Amalgamation”), and pursuant to the Amalgamation the Company will become a wholly owned subsidiary of PubCo; and

WHEREAS, as a condition to the willingness of SPAC and PubCo to enter into the Business Combination Agreement, and as an inducement and in consideration therefor, and in view of the expenses and efforts to be undertaken by SPAC and PubCo to consummate the Transactions, as well as the valuable consideration to be received by each of the Voting Parties as a result of the Transactions, the Company, PubCo, SPAC and each of the Voting Parties desire to enter into this Agreement in order for each of the Voting Parties to provide certain assurances to SPAC and PubCo regarding the manner in which such Voting Parties are bound hereunder to vote their respective Subject Securities (as defined below) during the Voting Period (as defined below) with respect to the Business Combination Agreement and the Transactions.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. As used herein, the term “Subject Securities” shall mean, with respect to a Voting Party, the securities of the Company set out opposite such Voting Party’s name in Annex A, together with any other securities of the Company beneficially owned (as determined in accordance with Rule 13d-3 under the Exchange Act) (“Beneficially Owned” or “Beneficial Ownership”) by such Voting Party, including any and all securities of the Company acquired directly or indirectly by the Voting Party subsequent to the date hereof, and includes any and all securities which such Subject Securities may be converted into, exchanged for or otherwise changed into, and, for greater certainty, includes, as applicable, all Company Shares, Company Options and Company Warrants held by such Voting Party. For the avoidance of doubt, “Beneficially Owned” and “Beneficial Ownership” includes record ownership of securities.

2. Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to each of the Company, PubCo and SPAC, severally and not jointly, with respect to such Voting Party and such Voting Party’s Beneficial Ownership of its Subject Securities set forth on Annex A as follows:

(a) Authority. Voting Party (i) if applicable, is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite power and authority and has taken all corporate or other action necessary in order or, if applicable, the legal capacity and competence, to enter into this Agreement, to perform fully Voting Party’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Voting Party. Assuming the due and valid authorization, execution and delivery hereof by the Company, PubCo and SPAC, this Agreement constitutes a valid and binding obligation of Voting Party enforceable against Voting Party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by principles governing the availability of equitable remedies.

(b) No Consent. No consent, approval or authorization of, or registration, designation, declaration or filing with, any Governmental Entity or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement.

(c) No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, Voting Party’s Governing Documents, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets (including the Subject Securities) that would reasonably be expected to prevent or delay the consummation of the Transactions or that would reasonably be expected to prevent Voting Party from fulfilling his, her or its obligations under this Agreement.

(d) Ownership of Shares. Except pursuant to the arrangements referred to in the following sentence or as set out in Annex A, Voting Party (i) Beneficially Owns its Subject Securities, free and clear of all Liens (other than transfer restrictions under applicable Securities Laws) and (ii) has the sole power to vote or cause to be voted its Subject Securities, and Annex A sets forth a true, complete and correct list of all securities of the Company Beneficially Owned by such Voting Party. Except pursuant hereto and pursuant to (A) the Company’s Governing Documents, (B) the Company Shareholder Agreements, (C) the Company Transaction Support Agreements, and (D) any agreement granting equity or equity-based compensation awards (collectively the documents referred to in the immediately preceding clauses (A)-(D), the “Company Affiliate Agreements”), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, giving of proxy, transfer or voting of Subject Securities prior to the consummation of the Transactions and there are no voting trusts, proxies or voting agreements with respect to the Subject Securities. Voting Party does not Beneficially Own or otherwise have any direct or indirect interest in any Subject Securities, other than the Subject Securities set forth opposite Voting Party’s name on Annex A.

(e) No Litigation. There is no Proceeding pending against, or, to the knowledge of Voting Party, threatened against, Voting Party that would reasonably be expected to impair or adversely affect the ability of Voting Party to perform Voting Party’s obligations hereunder or to consummate the transactions contemplated by this Agreement.

(f) Business Combination Agreement. Each Voting Party understands and acknowledges that SPAC, PubCo and the Company are entering into the Business Combination Agreement in reliance upon such Voting Party’s execution and delivery of this Agreement. Such Voting Party has received a copy of the Business Combination Agreement, including the Plan of Arrangement attached as Exhibit B thereto, and is familiar with the provisions of the Business Combination Agreement.

3. Agreement to Vote Subject Securities; Irrevocable Proxy; Further Assurances.

(a) Prior to the earlier of (x) the date on which this Agreement is terminated in accordance with its terms and (y) the Closing Date (the “Voting Period”), each Voting Party irrevocably and unconditionally agrees that he, she or it shall, at any meeting (or in connection with any request for action by written consent) of the shareholders or other securityholders of the Company at which the matters described in clauses (i) and (ii) below are considered and at every adjournment or postponement thereof, (x) cause the Subject Securities that such Voting Party Beneficially Owns to be counted as present thereat for the purpose of establishing a quorum, (y) vote or cause to be voted Voting Party’s Subject Securities and (z) execute a written consent or consents if shareholders or other securityholders of the Company are requested to vote their securities through the execution of an action by written consent (which written consent shall be delivered promptly, and in any event within seventy-two (72) hours after the Company requests such delivery), in each case to the extent such Subject Securities are entitled to vote thereon pursuant to the Company’s Governing Documents, the Interim Order or otherwise: (i) in favor of (A) the approval, consent, ratification and adoption of the Company Arrangement Resolution and the Transactions, (B) any proposal to adjourn or postpone the Company Shareholders Meeting to a later date if there are not sufficient votes for approval, consent, ratification and adoption of the Company Arrangement Resolution and the Transactions, and (C) any other matter reasonably necessary to the consummation of the Transactions and the other matters contemplated by the Business Combination Agreement and considered and voted upon by the shareholders or other securityholders of the Company; and (ii) against (other than as contemplated by the Transactions) (A) any proposal or offer from any Person (other than SPAC or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, amalgamation, arrangement, share exchange or other business combination transaction involving the Company, (2) the issuance or acquisition of shares of capital stock or other equity securities of the Company, or (3) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets; (B) any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant or obligation of the Company set forth in the Business Combination Agreement, or in any representation or warranty of the Company set forth in the Business Combination Agreement becoming inaccurate; and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Transactions or the fulfillment of the Company’s conditions under the Business Combination Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Governing Documents), except as contemplated by this Agreement, the Business Combination Agreement or the Transactions. Without limiting the foregoing, each Voting Party shall deliver or cause to be delivered, no later than ten (10) Business Days prior to the date of the Company Shareholders Meeting (or any adjournment or postponement thereof), a duly completed and executed proxy or voting instruction form in respect of all of its Subject Securities entitled to vote thereat, voting in favour of the Company Arrangement Resolution and the Transactions and any other matters, as set forth in clause (i) of the prior sentence, that are presented for vote or consent and shall provide a copy thereof to SPAC promptly following delivery.

(b) During the term of this Agreement, each Voting Party irrevocably and unconditionally consents to the details of this Agreement being set out in the materials to be submitted to the Court in connection with the Arrangement and in the Company Information Circular to be prepared in connection with the Company Shareholders Meeting, the Signing Filing, the Registration Statement, and in the form of this Agreement to be filed with the SEC and any other Governmental Entity, in connection with the Transactions.

(c) Irrevocable Proxy.

(i) Each Voting Party hereby appoints each of Ricky Brar, the CEO of the Company, and Jas Kalsi, the CFO of the Company, acting individually, and any designee of either of them, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Subject Securities in accordance with Section 3(a) hereof. This proxy and power of attorney is given solely for the purpose, and only to the extent, of attending any meeting of the Company’s shareholders or other securityholders and voting the Voting Party’s Subject Securities on the matters described in Section 3(a) hereof.

(ii) The proxy and power of attorney granted in this Section 3(c) may be exercised only as follows:

(1) at a meeting of the Company’s shareholders or other securityholders, or any adjournment or postponement thereof, held after the Registration Statement has been declared effective and the Proxy Statement / Prospectus has been mailed to the Company’s securityholders as required under the Interim Order, and only if the Voting Party has failed to comply with his, her or its obligations as set forth in Section 3(a); or

(2) by written consent, if shareholder or securityholder action is taken that way, but only after the effectiveness and mailing conditions in clause (1) have been met and in accordance with applicable Securities Law.

(iii) The proxy and power of attorney granted hereby covers only the matters set forth in Section 3(a) hereof and the Persons named in Section 3(c)(i) hereof may not use it to vote on any other matter or in a way that would (1) reduce or change the form of the Exchange Consideration or (2) otherwise amend the Business Combination Agreement in a way that is materially adverse to Voting Party. Voting Party keeps the right to vote his, her or its Subject Securities on all other matters.

(iv) Each Voting Party shall take such further action or execute such other instruments as may be necessary to effectuate the intent of the proxy granted hereby.

(v) The proxy and power of attorney granted by Voting Party hereby shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Voting Party with respect to the Subject Securities. The power of attorney granted by Voting Party herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Voting Party.

(vi) The proxy and power of attorney granted hereby shall terminate upon the termination of this Agreement.

(d) Each Voting Party hereby: (i) acknowledges and agrees that if such Voting Party is party to one or more Company Shareholder Agreements, then, notwithstanding anything set forth in the Company Shareholder Agreements or any other agreement, contract and/or arrangement (whether written or unwritten), at law or otherwise, to the contrary, (A) subject to and conditioned upon the occurrence of the Closing each of the Company Shareholder Agreements shall automatically terminate and be of no further force and effect (except as it relates to the lock-up provisions thereunder as provided for in the Plan of Arrangement) in accordance with its terms and the Plan of Arrangement, and (B) upon such termination, except as it relates to the lock-up provisions thereunder as provided for in the Plan of Arrangement, none of the Company, and, as applicable, such Voting Party or any of their respective Affiliates, shall have any further rights, obligations or liabilities under such Company Shareholder Agreements; (ii) unconditionally and irrevocably waives any and all pre-emptive rights, rights of first offer, rights of first refusal, rights of participation, co-sale rights, tag-along rights, redemption, retraction or put rights, anti-dilution or price protection rights, information rights, consent or approval rights and all other similar rights that such Voting Party may have in respect of the Arrangement and/or the Transactions (including the Transaction Financing), whether such rights arise from the Company’s Governing Documents, the Company Shareholder Agreements, or any other agreement, contract and/or arrangement (whether written or unwritten), at law or otherwise; and (iii) agrees to execute and deliver such instruments of termination, release and consent in respect of the Company Shareholder Agreements as the Company or SPAC may reasonably request in order to satisfy the condition set forth in Article 6 of the Business Combination Agreement relating to the termination of the Company Shareholder Agreements and to give effect to the Plan of Arrangement.

4. No Voting Trusts or Other Arrangement. During the Voting Period, each Voting Party will not, and will not permit any entity under Voting Party’s control to, (a) deposit any Subject Securities in a voting trust, (b) grant any proxies with respect to the Subject Securities, (c) subject any of the Subject Securities to any arrangement with respect to the voting of the Subject Securities, or (d) make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Subject Securities in connection with any vote or other action with respect to the Transactions, in each case, except as contemplated in this Agreement or the Business Combination Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Subject Securities. Without limiting the foregoing, each Voting Party shall not take, or permit any Person on its behalf to take, any action to withdraw, amend, revoke or invalidate any proxy, voting instruction form or written consent delivered pursuant to this Agreement unless this Agreement has been terminated in accordance with Section 9.

5. Other Covenants.

(a) During the Voting Period, each Voting Party will not, (i) directly or indirectly, transfer (including by operation of law), sell, offer, exchange, assign, hedge, swap, convert, pledge or otherwise dispose of or encumber (“Transfer”) any of such Voting Party’s Subject Securities or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of such Voting Party’s Subject Securities or Voting Party’s voting or economic interest therein, (ii) publicly announce any intention to effect any transaction specified in clause (i), (iii) knowingly take any action that would make any representation or warranty of such Voting Party contained herein untrue or inaccurate, or have the effect of preventing or disabling such Voting Party from performing its obligations under this Agreement, or (iv) take any action, nor permit its Representatives to take any action, to contest, oppose or interfere with the Company’s application pursuant to Division 5 of Part 9 of the BCBCA for the Interim Order or the Final Order or to otherwise contest or oppose the Arrangement or any of the Transactions before any Governmental Entity, or to solicit proxies or become a participant in a solicitation in opposition to or competition with the Company Arrangement Resolution or any of the Transactions or make any public statements with the intent to encourage any SPAC Shareholder to exercise any right to redeem any SPAC Class A Shares. Any attempted Transfer of Subject Securities or any interest therein in violation of this Section 5(a) shall be null and void. Notwithstanding the foregoing, this Section 5(a) shall not prohibit a Transfer of Subject Securities by any Voting Party in compliance with the lock-up agreement included in the Company Transaction Support Agreements to which such Voting Party is a party; provided, however, that in each case, the applicable transferees enter into a written joinder to this Agreement in form and substance reasonably acceptable to SPAC and PubCo by which such applicable transferees agree to be bound by this Agreement, and no such Transfer shall relieve the transferring Voting Party of its obligations hereunder.

(b) In the event of an equity distribution, or any change in the equity interests of the Company by reason of any equity distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Securities” shall be deemed to refer to and include the Subject Securities as well as all such equity distributions and any securities into which or for which any or all of the Subject Securities may be changed or exchanged or which are received in such transaction. Each Voting Party shall notify SPAC, PubCo and the Company promptly in writing of the number and type of any changes to Voting Party’s ownership of or voting rights with respect to the Subject Securities, upon the Voting Party’s acquisition or commitment to acquire any additional Subject Securities or upon any other changes involving Voting Party relating to the equity interests or securities convertible or exercisable for equity interests of the Company.

(c) Each Voting Party shall not exercise any registration rights or other rights (to the extent such right would prevent, impede or delay or be inconsistent with the Transactions) of Voting Party pursuant to agreements between Voting Party and the Company with respect to any Subject Securities or such Voting Party’s status as a holder of Subject Securities, other than in compliance with this Agreement.

(d) Each Voting Party agrees to provide to SPAC, the Company, PubCo and their respective Representatives any information regarding such Voting Party or the Subject Securities that is reasonably requested by SPAC, PubCo, the Company, or their respective Representatives for inclusion in the Registration Statement (including the Proxy Statement / Prospectus), the Canadian Prospectus, the Company Information Circular and any materials to be filed with the Court in connection with the Arrangement.

(e) No Voting Party shall issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the prior written approval of the Company, PubCo and SPAC. Each Voting Party hereby authorizes the Company, PubCo and SPAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq, the Court or applicable Law, or in the Registration Statement, the Proxy Statement / Prospectus, the Canadian Prospectus or the Company Information Circular (including all documents and schedules filed with the SEC in connection with the foregoing), such Voting Party’s identity and ownership of the Subject Securities and the nature of such Voting Party’s commitments and agreements under this Agreement, the Business Combination Agreement and any other Ancillary Documents.

6. Appraisal and Dissenters’ Rights. Each Voting Party hereby (a) waives to the fullest extent permitted by Law, and agrees not to assert or perfect, any rights of appraisal or rights to dissent (as applicable, or any similar rights) from the Transactions that Voting Party may have by virtue of ownership of the Subject Securities or otherwise, including the Arrangement Dissent Rights, and (b) agrees not to commence or participate in any claim, derivative or otherwise, against SPAC, the Company or PubCo or the members of their respective Boards of Directors relating to the negotiation, execution or delivery of this Agreement or the Business Combination Agreement or the consummation of the Transactions, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or that would otherwise reasonably be expected to impede, frustrate, nullify, prevent, hinder, delay, upset, challenge or adversely affect the Transactions or (ii) alleging a breach of any fiduciary duty of the Board of Directors of SPAC, the Company or PubCo in connection with this Agreement, the Business Combination Agreement or the Transactions.

7. Exercise of Rights. Each Voting Party shall not exercise any registration rights or other rights (solely to the extent such right would prevent, impede, or delay or be inconsistent with the Transactions) granted pursuant to the Company Affiliate Agreements with respect to any Subject Securities Beneficially Owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof, other than in compliance with this Agreement.

8. Additional Matters. Each Voting Party shall, from time to time, (a) promptly execute and deliver, or cause to be promptly executed and delivered, such additional or further consents, documents and other instruments as SPAC, PubCo or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement or the Transactions, including, if applicable, execute and deliver to the Company, PubCo or the Exchange Agent (i) a letter of transmittal and (ii) any physical certificates representing such Voting Party’s Subject Securities (or a lost certificate affidavit in lieu of any such physical certificate), duly endorsed for transfer, (b) promptly take any other action in support of the Business Combination Agreement and any of the Transactions as shall be reasonably requested by SPAC, PubCo or the Company, and (c) refrain from exercising any veto right, consent right or similar right (whether under the Governing Documents of the Company or the BCBCA) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Transactions.

9. Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the Closing Date, (b) the date on which the Business Combination Agreement is terminated for any reason in accordance with its terms, and (c) with respect to any Voting Party, the amendment or modification of the Business Combination Agreement without his, her or its written consent to materially decrease, or change the form of, the consideration payable to the Voting Party or that otherwise adversely affects Voting Party in any material respect. This agreement may be terminated with respect to any Voting Party at any time by a written instrument duly executed by the Company, SPAC and PubCo and delivered to Voting Party. Upon termination of this Agreement, no party shall have any further rights, obligations or liabilities under this Agreement; provided, that nothing in this Section 9 shall relieve any party of liability for any breach of this Agreement occurring prior to termination and the provisions of Sections 11 through 14 shall survive any termination of this Agreement.

10. No Agreement as Director or Officer. Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party (or any Affiliate, securityholder, partner, director, officer or employee of Voting Party) solely in his, her or its capacity as a director or officer of the Company or PubCo. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party (or any Affiliate, partner or employee of Voting Party) from exercising his or her fiduciary duties as an officer or director to the Company, PubCo or their respective Subsidiaries.

11. Specific Enforcement. The parties hereto agree that (a) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, (b) each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity, (c) it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties, (d) the existence of any other remedy contemplated by this

Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief, and (e) in the event of any action by any other party for specific performance or injunctive relief, the first party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

12. Entire Agreement. This Agreement, the Business Combination Agreement and, with respect to each Voting Party, any lock-up agreement entered into by such Voting Party in connection with the Transactions, together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations, both written and oral, by or among the parties hereto with respect to the subject matter hereof.

13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to such party at such party’s addresses set forth on Annex B hereto, or, in each case, to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth herein.

14. Miscellaneous.

(a) Section 8.3 (Amendment), Section 8.5 (Governing Law), Section 8.9 (Severability), Section 8.10 (Counterparts; Electronic Signatures), Section 8.13 (Extension; Waiver), Section 8.14 (Waiver of Jury Trial), Section 8.15 (Submission to Jurisdiction) and Section 8.17 (Trust Account Waiver) of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis.

(b) Each Voting Party acknowledges that he, she or it has been advised to seek independent legal advice with respect to this Agreement and that it has either obtained such advice or consciously determined that it does not need such advice and that, in either case, it is entering into this Agreement of its own free will, under no compulsion or duress and that it understands and is aware of the terms and conditions hereof.

(c) The titles and captions in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Other than Transfers permitted by a Voting Party pursuant to Section 5(a), and then only on the terms therein, no party hereto may assign, directly or indirectly, including by operation of law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the foregoing sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Any purported assignment or delegation made in violation of this provision shall be void and of no force or effect.

(e) The representations, warranties, covenants and obligations of each Voting Party under this Agreement are several and not joint, and no Voting Party shall be liable for any breach of this Agreement by any other Voting Party. Except for liability arising out of such Voting Party’s own breach of this Agreement, no Voting Party (in its capacity as a holder of Subject Securities) shall have any liability for any claims, losses, damages or other obligations resulting from or relating to the Business Combination Agreement, including any breach by the Company of the Business Combination Agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Agreement as of the date first written above.

COMPANY:

BRAINS BIOCEUTICAL CORP.

By:
Name:
Title:

PUBCO:

BRAINS THERAPEUTICS CORP.

By:
Name:
Title:

[Company and PubCo Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Agreement as of the date first written above.

SPAC:

ARMADA ACQUISITION CORP. III

By:
Name:
Title:

[SPAC Signature Page to Company Support Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized representative to execute and deliver this Agreement as of the date first written above.

VOTING PARTIES:

If an entity:

Name of Entity:

Signature:

Name of Signatory:

Title of Signatory:

If an individual:

____________________________________________________________
Name:

[Voting Parties Signature Page to Company Support Agreement]

Annex A

Voting Interests

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Annex B

Notice Addresses

[***]

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